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                                                                    EXHIBIT 2.4


                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement ("Agreement") is entered into as of the 1st day of December, 1998 (the "Effective Date"), by and between Behavioral Medicine Professional Services, Inc., a California corporation ("Seller"), and Children's Comprehensive Services of California, Inc., a California corporation ("Buyer"); with Seller and Buyer sometimes referred to herein as "Party" or "Parties" as the case may be.


                                    RECITALS

         A. Seller is engaged in the business of providing mental health services (the "Business") in Riverside, California.

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets, properties, and rights relating to the Business on the terms and subject to the conditions set forth in this Agreement.

         C. Concurrently herewith and in connection with its acquisition of the assets, properties, and rights hereby, Buyer will enter into: (i) that certain Stock Purchase Agreement with Somerset,
            Incorporated, a California corporation, of which the shareholders of Seller also are shareholders; (ii) that certain Agreement of Purchase and Sale and Joint Escrow Instructions with BMB Enterprises, a California general partnership, of which the shareholders of Seller are general partners; (iii) that certain Asset Purchase Agreement with B and B Leasing, a general partnership of Messrs. William M. Bosic and Donald J. Bosic, both of whom are shareholders of Seller.


         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements and covenants contained herein, the Parties hereto agree as follows:


                                    AGREEMENT

         1. Purchase of Assets. Seller agrees to transfer, convey, and deliver to Buyer all of its right, title, and interest in and to the assets set forth on the attached Exhibit "A" (the "Assets"). Except as disclosed on Schedule 1 attached hereto, the Assets shall be transferred, conveyed, and delivered to Buyer free and clear of all Encumbrances.

         2. Purchase Price. The purchase price for the Assets shall be Ten Thousand and NO/100 Dollars ($10,000.00) ("Purchase Price"), payable by the transfer of said sum to Seller in immediately available funds at the Closing.



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         3. Allocation of Purchase Price. The Purchase Price shall be allocated as shown on Exhibit "B" attached hereto. Buyer and Seller each agree to use the allocations as shown on Exhibit "B" in reporting the purchase and sale of the Assets for federal and state income tax purposes.

         4. Excluded Liabilities. Except as shown on Schedule 4 attached hereto, Buyer shall not assume, or otherwise be responsible for, any liabilities or obligation of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, with respect to either the Business or the Assets (collectively, "Excluded Liabilities"), including without limitation, any claim or liability with respect to any prior creditors or tax obligations of the Business.

         5. Seller's Representations and Warranties. Seller represents and warrants to Buyer that the statements contained in this Paragraph 5 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date both generally with respect to the Business and specifically with respect to the Assets (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Paragraph 5):

            A. Organization, Qualification, and Corporate Power. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Seller has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

            B. Noncontravention. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the Articles of Incorporation or bylaws of Seller, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement affecting the Assets. No notice to, filing with, or any authorization, consent, or approval of any governmental entity or other person is necessary in connection with the execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

            C. Brokers' Fees. Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            D. Title to Assets. Seller has good and marketable title to, or a valid interest in, each item listed on Exhibit "A", in each case free and clear of all Encumbrances, except as disclosed on Schedule 1 attached hereto. Where applicable, each listed item is, as of the Closing Date, in good condition and repair, and none of such listed items require any repair or replacement; it otherwise being understood that such items are being sold "AS-IS".



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            E. Legal Compliance. Seller has complied with all Legal Requirements applicable to it or its conduct, ownership, use, occupancy, or operation in respect of the Assets; nor, in this regard, has Seller received notice of its violation of any Legal Requirements.

            F. Tax Matters. Seller has filed all Tax Returns that it was required to file, and all Taxes due and payable by Seller have been paid in full.

            G. Litigation. There is no action, suit, proceeding, investigation, claim, or order pending or threatened against Seller or any of its directors, officers, or key employees with respect to the Business or proposed business of Seller, or to which Seller otherwise is a party, which if adversely determined would have Adverse Consequences on Seller, its assets, including the Assets, or the Business, before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction; nor is there any reasonable basis for any such action, suit, proceeding, investigation, claim, or order. Seller is not subject to any injunction, judgment, order, decree, or ruling of any court or governmental entity. Seller has not received any opinion or memorandum of legal advice from legal counsel retained by Seller or any Seller to the effect that any of them is exposed, from a legal standpoint, to any liability which may have Adverse Consequences on the Business or proposed business of Seller or the Assets. Seller is not engaged in any action to recover monies due it or for damages sustained by it.

            H. Environmental, Health, and Safety Matters. Seller is in strict compliance with all Environmental, Health, and Safety Requirements, and Seller possesses all required permits, licenses, and certificates, and has filed all notices or applications, required thereby. Seller has not received any written notice, report or other information (and there is no reasonable basis for any such notice, report, or information) regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Seller or its facilities arising under Environmental, Health, and Safety Requirements. No facts, events, or circumstance with respect to the past or present operations, business, or facilities of Seller exist which reasonably could be expected to interfere with or prevent continued compliance with, or could give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation against or involving Seller or its business under any Environment Health, and Safety Requirement based upon any such fact, event, or circumstances, including, without limitation, liability for cleanup costs, personal injury, or property damage.

            I. No Undisclosed Liabilities. Seller does not have any debt, liability, or obligation of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated, or otherwise and whether due or to become due) arising out of any transaction entered into at or prior to the Effective Date, or any transaction, series of transactions, action or inaction at or prior to the Effective Date, or any state of facts or condition existing at or prior to the Effective Date (regardless of when such debt, liability, or obligation is asserted), including, but not limited to, debts, liabilities, and obligations on account of Taxes or governmental charges or penalties, interest or fines thereon or in respect thereof, except to the extent specifically reflected and accrued for or reserved against in the financial statements.




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            J. Licenses and Permits. Seller holds all permits, licenses, franchises, and approvals of governmental authorities necessary or required for its current conduct, ownership, use, occupancy, or operation in respect of its business and properties, real and personal, all of which are listed on Schedule 5.J attached hereto ("Permits"). Seller is in compliance with such Permits, all of which are in full force and effect, and neither Seller nor any Seller has received any notice thereof to the contrary.

            K. No Omissions and No Misrepresentations. Neither the representations and warranties of Seller nor any other document or written information provided to Buyer by or on behalf of Seller in connection with the transactions contemplated hereby contain any untrue statement of any material fact or omit to state any material fact necessary to make any such statement, warranty, or representation not misleading. There is no material fact which has not been disclosed to Buyer which would have Adverse Consequences or could reasonably be anticipated to have Adverse Consequences on the Assets or the business conducted by Seller or Seller's ability to consummate the transactions contemplated hereby.

         6. Buyer Representations. Buyer hereby represents and warrants to Seller as follows:

            A. Organization and Authority. Buyer is a corporation validly existing under the laws of the State of California. Buyer has all requisite power and authority to enter into this Agreement and to perform the transactions contemplated hereby.

            B. Authorization and Enforceability. Prior to the Closing, all internal action on the part of Buyer necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will have been taken. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

         7. Taxes and Prorations. Seller shall pay any or all Transfer Taxes arising out of the transfer of the Assets hereunder.

         8. Closing. This Agreement shall close concurrently with the closing of the Stock Purchase Agreement (the "Closing"). Buyer and Seller shall make the following deliveries on the date of Closing:

            A. Buyer's Closing Conditions. Buyer's obligation to purchase the Assets is subject to the fulfillment on or before the Closing of the following conditions and contingencies:

               (1) The representations and warranties herein made by Seller shall be true and correct when made and as of the Closing and Seller shall have delivered to Buyer a Certificate of Seller dated as of the Closing to all such effects;

               (2) Seller shall deliver a Bill of Sale in the form attached hereto at Exhibit "C" transferring title to the Assets to Buyer; and



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                     (3) All conditions to the obligations of the parties to the
Stock Purchase Agreement shall have been satisfied or waived.

                  B. Seller's Closing Conditions. The obligations of Seller to sell the Assets at the Closing is subject to the fulfillment on or before the Closing of the following conditions:

                     (1) Buyer's representations and warranties set forth herein shall be true and correct when made and as of the Closing and Buyer shall have delivered a Certificate of Buyer dated as of the Closing to all such effects; and

                     (2) All conditions to the obligations of the parties to the Stock Purchase Agreement shall have been satisfied or waived.

         9. Indemnification; Right of Set-Off.

            9.1 Indemnification by Seller. From and after the Closing, Seller shall indemnify, defend and hold harmless Buyer and its successors and assigns against and from all Damages (as defined below) sustained or incurred by any of them resulting from or arising out of or by virtue of; (i) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement; (ii) any breach by Seller of, or failure to comply with, any of its covenants or obligations under this Agreement (including, without limitation, the obligations under this Section 9); (iii) any federal, state, or local tax liability of Seller arising out of any period prior to the Closing, or (iv) any Damages arising from any claims against the Business or the Assets, to the extent the same arose, accrued or were otherwise incurred prior to the Closing.

            9.2 Indemnification by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and its successors and permitted assigns against and from all Damages sustained or incurred by Seller resulting from or arising out of or by virtue of; (i) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement; (ii) any breach by Buyer of, or failure by Buyer to comply with, any of its covenants or obligations under this Agreement (including, without limitation, Buyer's obligations under this Section 9); or (iii) any Damages arising from Buyer's use of the Assets following the Closing.

            9.3 Right of Set-off. If, with respect to any matter arising under this Agreement, in Buyer's good faith belief Buyer is entitled to indemnification, reimbursement or payment from Seller hereunder, then, in addition to any other remedies which Buyer may have available to it, Buyer shall have the right to set-off the entire amount thereof against the amounts, if any, then due under the Real Estate Note.

         10. Survival. The covenants, representations, warranties, and indemnities contained herein shall survive the Closing.

         11. Assignment. Neither party shall have the right to assign this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.




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         12. Incorporation of Exhibits. All Exhibits and Schedules referenced in this Agreement shall be incorporated fully herein and shall be given legal effect as if included within the text of this Agreement.

         13. Final Agreement. This Agreement together with any documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings among the Parties. The caption headings of the sections of this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         14. Applicable Law. This Agreement and all documents executed and delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall be governed by and construed in accordance with the laws of the State of California.

         15. Inurement. This Agreement and the other documents executed and delivered in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and permitted assigns.

         16. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

         17. Severability. It is intended that each paragraph of this Agreement shall be treated as separate and divisible, and in the event that any paragraphs are deemed unenforceable, the remainder shall continue to be in full force and effect so long as the primary purpose of this Agreement is unaffected.

         18. Legal Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, default, misrepresentation, or breach in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, expenses, and other costs incurred in that action or proceeding in addition to any other relief to which such party may be entitled. The right to such attorneys' fees, expenses, and costs shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

         19. Further Cooperation. Each party hereto covenants and agrees to prepare, execute, acknowledge, file, record, publish, and deliver to the other parties hereto such other instruments, documents, and statements, including without limitation instruments and documents of assignment, transfer, and conveyance, and take such other action as may be reasonably necessary or convenient in the discretion of the requesting party to carry out more effectively the purposes of this Agreement.

         20. Modifications. This Agreement may not be altered, amended, changed, waived, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.




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         21. Definitions. Each undefined capitalized term herein shall have the meaning ascribed thereto in the Stock Purchase Agreement.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                    BUYER:

                                    CHILDREN'S COMPREHENSIVE SERVICES  OF
                                     CALIFORNIA, INC., a California corporation


                                    By:
                                        ---------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                           ------------------------------------


                                    SELLER:

                                     BEHAVIORAL MEDICINE PROFESSIONAL
                                      SERVICES, INC., a California corporation


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



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